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                                                                   EXHIBIT 23.3




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Bacou USA, Inc. of our report dated June 17, 1997 relating to the consolidated financial statements of Comasec Holdings, Inc. and subsidiary, which appears in Exhibit 99(b) of the Current Report on Form 8-K/A of Bacou USA, Inc. dated August 14, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                             /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Costa Mesa, California

August 24, 1998